Exhibit 10.33

OWENS-ILLINOIS

2004 EXECUTIVE LIFE INSURANCE PLAN

FOR NON-U.S. EMPLOYEES

Effective December 1, 2004

OWENS-ILLINOIS

2004 EXECUTIVE LIFE INSURANCE PLAN

FOR NON-U.S. EMPLOYEES

Owens-Illinois, Inc., a corporation duly organized and existing under the laws of the state of Delaware and having its corporate headquarters in the state of Ohio (hereinafter, together with its successors and assigns, called the “Company”), hereby establishes and will be the sponsor of this Owens-Illinois 2004 Executive Life Insurance Plan for Non-U.S. Employees (the “Plan”), effective as of December 1, 2004. The Plan is established and will be maintained by the Company on behalf of each corporation (or other business entity) 50 percent or more of the voting stock (or other ownership interest) of which the Company owns, directly or indirectly, and which employs or employed any non–U.S. person who participates in the Plan. Each such corporation (or other business entity), together with its successors and assigns, is hereinafter referred to as an “Employer”.

W I T N E S S E T H:

WHEREAS, the Company entered into a Death Benefit Only Agreement effective April 1, 2000 (the “2000 DBO Agreement”) with certain of its non-U.S. employees whereunder the Company assumed an unsecured obligation to provide the beneficiaries of such non-U.S. employees with a death benefit in an amount set forth in such DBO Agreement and whereunder in order to fund the Company’s obligation certain policies of insurance were purchased on the life of each participating non-U.S. employee; and

WHEREAS, the Company wishes to establish this Plan to provide for the continued funding and consistent administration of the aforementioned death benefit obligation under non-equity endorsement split-dollar arrangements with respect to non–U.S. employees and non-U.S. retirees covered by a DBO Agreement and other non-U.S. employees who satisfy the eligibility requirements of this Plan.

NOW, WHEREFORE, it is hereby agreed as follows:

Article I - Purpose

1.1                                 The primary purpose of this Plan is to support the Employers in attracting and retaining qualified executive non-U.S. personnel, by providing for pre-retirement and post-retirement death benefits in an amount set forth in an existing DBO Agreement or as otherwise determined by the Company, as hereinafter provided and subject to certain limits hereinafter stated. The Company has determined that the foregoing can best be provided under non-equity endorsement split-dollar life insurance arrangements, and an insurance policy has been or will be applied for on the life of each of the Participants. By execution of this Plan, the Company agrees to purchase such insurance policies under non-equity endorsement split-dollar arrangements and to pay the premiums thereon subject to the provisions of the Plan.

Article II - Definitions

2.1                                 Administrator.  The Plan administrator serving pursuant to Article XV of this Plan. The Company shall be the Administrator unless and until the Company appoints an officer or a committee consisting of two or more officers or employees of the Company to serve as the Administrator.

2.2                                 Agreement.  A Participation Agreement, in the form attached hereto as either Exhibit A or Exhibit A-1, entered into between a Participant (or his or her Assignee) and the Company pursuant to which the Participant (or his or her Assignee) agrees to participate in the Plan and the Company agrees to purchase a Policy on such Participant’s life and irrevocably endorse to the Participant (or his or her Assignee) its right to designate a beneficiary with respect to the Death Benefit payable with respect to such Policy.

2.3                                 Anniversary Date.  The first day of each Plan Year.

2.4                                 Assignee.  The person, or entity, including the trustee of any irrevocable trust, to whom a Participant has irrevocably assigned his or her interest in the Company’s Obligation and the Death Benefit payable under a Policy issued under the Plan as permitted under Article XI hereunder.

2.5                                 Beneficiary.  The beneficiary or beneficiaries of the Company’s Obligation and the Death Benefit payable under each Policy that has been endorsed to such Participant (or his or her Assignee) under the terms the Agreement and this Plan, as designated in accordance with paragraph 8.1 and such Policy.

2.6                                 Company’s Obligation.  Under the Plan the Company assumes an unsecured obligation to pay a Participant’s (or his or her Assignee’s) Beneficiary prior to such Participant’s Retirement a death benefit equal to an amount determined by the Company with respect to such Participant and as set forth in the Agreement with such Participant, which amount shall not be less than the death benefit set forth in the Participant’s DBO Agreement if such DBO Agreement is in effect on the Effective Date.  The Company’s Obligation shall be extinguished or reduced with respect to a Participant (or his or her Assignee) upon the payment of the Death Benefit to the Participant’s (or his or her Assignee’s) Beneficiary in accordance with paragraph 8.3, upon the transfer of the Policy insuring the Participant’s life in accordance with paragraph 10.1, or if the Participant’s Termination Date occurs for any reason other than such Participant’s Retirement, Disability or death in accordance with paragraph 9.2.  To the extent that the Company’s Obligation is not fully extinguished as provided in the preceding sentence, the Company shall be liable for any such deficiency in accordance with paragraph 8.3.

2.7                                 Death Benefit.  The portion of the face amount of the Policy payable upon a Participant’s death to the Participant’s (or his or her Assignee’s) Beneficiary as specified herein.  In the case of a Participant who is a Non-U.S. Retiree on the

Effective Date, the Death Benefit shall equal the amount of the death benefit set forth in the Participant’s DBO Agreement.  In the case of each other Participant, the Death Benefit shall be the amount set forth in the Agreement with the Participant as determined by the Company.

2.8                                 Disability.  A Participant’s inability, solely because of disease or injury for which the Participant is under the care of a qualified physician, to work within his or her own occupation, as determined for purposes of the Owens-Illinois Long-Term Disability Plan, a component of the Owens-Illinois, Inc. Salary Employees Welfare Benefit Plan or such other long-term disability plan established by the Participant’s Employer in which the Participant is eligible to participate.

2.9                                 Distribution Date.  The Distribution Date of a Non-U.S. Retiree on the Effective Date shall be June 2, 2005 and the Distribution Date of any other Participant shall be the first business day following the six-month anniversary of such Participant’s Termination Date.

2.10                           Effective Date.  December 1, 2004.

2.11                           Endorsement.  The irrevocable contractual endorsement by the Company as Owner of the Policy to a Participant (or his or her Assignee) of the Death Benefit payable with respect to such Policy as set forth in the Agreement between the Company and the Participant (or his or her Assignee).

2.12                           Insurance Company.  Jefferson-Pilot Life Insurance Company, or any other insurance company or companies authorized to do business in the state of Ohio selected by the Company for the issuance of a Policy pursuant to the Plan.

2.13                           Non-U.S. Employee.  Any non-U.S. citizen performing services for an Employer for which Form W-2 compensation (or compensation which would normally be reported on Form W-2 if paid by a U.S. Employer) is paid.  For purposes of this Plan, an employee’s citizenship and status as a Non-U.S. Employee shall be determined on the date of such employee’s initial employment with an Employer.

2.14                           Non-U.S. Retiree.  Any former Non-U.S. Employee who became a Participant before his or her Termination Date and whose Agreement remains in effect after his or her Termination Date, and any former Non-U.S. Employee on the Effective Date whose DBO Agreement with the Company continues in effect on the Effective Date.

2.15                           Owner.  The Company, who is or will be defined in a Policy as Owner and, as such, possesses or will possess all incidents of ownership in such Policy.

2.16                           Participant.  Any Non-U.S. Employee and any Non-U.S. Retiree who is eligible to participate in the Plan and who (or whose Assignee) enrolls in the Plan in accordance with Article III.

2.17                           Plan.  This Owens-Illinois 2004 Executive Life Insurance Plan for Non-U.S. Employees.

2.18                           Plan Documents.  This document and all documents incorporated into the Plan under this document, including the Agreements, the Policies, and any other documents specifically referenced herein or therein.

2.19                           Plan Year.  Each 12 consecutive month period beginning on December 1 and ending on the following November 30.

2.20                           Policy.  The life insurance policy on the life of a Participant, together with any supplemental contracts issued by the Insurance Company in conjunction therewith, purchased by the Company pursuant to the terms of the Plan and the Agreement to which the Company is a party.

2.21                           Premium Payment Period.  The period of time during which an Employer or the Company will pay all premiums with respect to the Policy. If the Agreement applicable to a Policy terminates during the Premium Payment Period for such Policy, such Premium Payment Period shall end concurrently.

2.22                           Retirement.  Retirement from employment with an Employer at a time and under circumstances whereby a Participant would be eligible for an immediately payable early or normal retirement benefit under the Owens-Illinois Salary Retirement Plan or such other retirement plan established by the Participant’s Employer in which the Participant is eligible to participate, as from time to time in effect.

2.23                           Termination Date.  The date of termination of a Participant’s employment with the Employer(s) for any reason, including voluntary and involuntary termination, and termination of employment due to Disability or Retirement.

Article III - Eligibility

3.1                                 Each Non-U.S. Retiree (or his or her Assignee) on the Effective Date, each Non-U.S. Employee (or his or her Assignee) who has a DBO Agreement in effect on the Effective Date, and each other Non-U.S. Employee (or his or her Assignee) whose position with an Employer is at or above the level of divisional vice president (or equivalent, as determined by the Company) and who is designated as eligible by the Chief Executive Officer of the Company, shall be eligible to participate in the Plan.

3.2                                 Each Non-U.S. Employee (or his or her Assignee) and Non-U.S. Retiree (or his or her Assignee) who is eligible to participate in the Plan on the Effective Date, and who (or whose Assignee) enrolls in the Plan by executing an Agreement, shall become a Participant on or as of the Effective Date. Each Non-U.S. Employee (or his or her Assignee) who becomes eligible to participate in the Plan after the Effective Date, and who (or whose Assignee) thereafter enrolls in the Plan by executing an Agreement, shall become a Participant in the Plan on the first Anniversary Date thereafter.

3.3                                 An Agreement shall go into effect on or as of the effective date specified in the Agreement and shall remain in effect until the Participant’s death, unless terminated earlier as provided in paragraph 9.2, paragraph 10.1 or Article XII; provided, however, that to the extent the Company’s Obligation has not been fully extinguished as provided in paragraph 9.2 or paragraph 10.1, it shall remain in effect notwithstanding the termination of the Agreement upon the termination of the Plan, the Company’s discontinuance of the payment of premiums under the Plan, or the cancellation, lapse, or surrender of the Policy for any reason as provided in Article XII, for so long as the Participant is or becomes a Non-U.S. Retiree or remains a Non-U.S. Employee of any Employer.

Article IV - Application for Insurance

4.1                                 On or before the Effective Date or Anniversary Date on which an eligible Non-U.S. Employee or Non-U.S. Retiree becomes a Participant, the Company shall apply to the Insurance Company for the issuance of a Policy insuring the Participant’s life in such amount as is determined by the Company, which amount shall include the amount of the Death Benefit endorsed to the Participant (or his or her Assignee) under the terms of the Agreement and Article VI hereof.  The Participant (and his or her Assignee) shall be subject to the provisions of the Plan, including the Agreement. However, and notwithstanding anything herein to the contrary, neither a Non-U.S. Employee’s or Non-U.S. Retiree’s eligibility to participate in the Plan, nor the Company’s Obligation in paragraph 2.6 with respect to any Participant (or his or her Assignee), are conditioned on the issuance of a Policy on the life of such Participant, but the rights and interests of the Company, the Employers and the Participant in and to any feature of a Policy are expressly conditioned upon the issuance of such Policy on such underwriting classification and premium amounts as are acceptable to the Company in the exercise of its sole and absolute discretion.

4.2                                 It is the intention of the Plan, as a matter of reasonable expectation based on each Policy’s death benefit amount, investment options, schedule of premiums, and other relevant Policy features, and on the age and other relevant characteristics of the insured Participant, but not as a matter guaranteed by the Company, any Employer, the Insurance Company, or otherwise, that at any time after the end of the Policy’s Premium Payment Period such Policy can be maintained in force for the remaining life expectancy of the insured Participant without the payment of additional premiums into the Policy, by utilizing the Policy’s cash surrender value; provided, however, that if additional premiums are nevertheless required to be paid into the Policy after the end of such Policy’s Premium Payment Period but while the Company is the Owner of the Policy and the Agreement remains in effect with respect to such Policy, the Employer(s) shall pay such premiums.

Article V - Payment of Premiums

5.1                                 On or before the due date of each periodic Policy premium payable during the

Premium Payment Period, or within any grace period after such due date permitted by the Policy, the Employer of the Participant insured by such Policy shall pay the full amount of such premium to the Insurance Company. The amount of the premium which the Employer shall pay each year, and the period of years over which such premium is expected to be paid, shall be detailed with respect to each Participant in a schedule of premiums furnished by the Insurance Company to the Company at the time of issuance of the Policy on the life of such Participant.

5.2                                 To the extent that a Participant insured by a Policy is deemed to have recognized taxable income each year by reason of an Employer paying the premium amounts for life insurance benefits under a Policy, the Employer will fully gross up the amount thereof to cover all applicable national, federal, state, provincial, and local income taxes and withholdings thereon. The gross up shall be computed on the basis of the highest then applicable income tax and withholding rates and shall take into account and include the income taxes and withholdings paid by an Employer.  The amount to be reported as income each year shall include the amount of such economic benefit plus the additional amount attributable to the Employer’s grossing up such amount to cover such taxes and withholdings. The Employer will furnish the Participant with an appropriate statement of the amount of such income reportable by the Participant for national, federal, state, provincial and local income tax purposes.

5.3                                 Notwithstanding the schedule of premiums referred to in paragraph 5.1, if any additional premiums should be required to be paid into a Policy while the Plan and the Agreement applicable to such Policy remain in effect, the insured Participant’s Employer (or former Employer) shall pay such premiums, but no additional premium payments shall be required to be paid by an Employer on any Policy issued under the Plan after the death of the insured Participant or the transfer of such Policy to the insured Participant (or his or her Assignee) pursuant to paragraph 10.1.

5.4                                 Neither the Company nor any Employer shall have any obligation or responsibility with respect to any estate, gift or transfer tax liability or other adverse estate, gift or transfer tax consequences resulting from the payment of premiums with respect to any Policy on the life of any Participant, and the Participant (or his or her Assignee) shall be solely responsible for any such estate, gift or transfer tax liability or other adverse estate, gift or transfer tax consequence resulting from the payment of such premiums.

Article VI – Endorsement of Death Benefit

6.1                                 To secure the payment of the Death Benefit owed to the Participant’s (or his or her Assignee’s) Beneficiary, the Company shall, simultaneous with the issuance of the Policy, execute an Agreement with the Participant (or his or her Assignee) wherein the Company shall irrevocably endorse to the Participant (or his or her Assignee) the right to designate the Beneficiary with respect to the Death Benefit amount payable with respect to such Policy. All rights in and to the Policy not endorsed or otherwise assigned to the Participant (or his or her Assignee) by the Agreement shall be retained by the Company as Owner of the Policy, subject to applicable provisions of this Plan. The provisions of the Agreement setting forth the Company’s endorsement of the Policy’s Death Benefit to the Participant (or his or her Assignee) shall not be canceled, altered, or amended except as expressly provided by the provisions of the Agreement and permitted by the Plan.

Article VII - Policy Interests and Rights

7.1                                 At any time while the Agreement applicable to a Policy remains in effect, the Company shall be the exclusive Owner of the Policy and shall be entitled to exercise all the rights of ownership of the Policy. The rights of ownership which shall be exercisable by the Company shall include all of the rights of the “owner” which are specified in the Policy, including but not limited to the right to withdraw or borrow against any cash surrender value of the Policy, direct the allocation of amounts paid into each Policy, and the entire value of the Policy, among any investment options available under the Policy, sell, assign, pledge as collateral, or otherwise transfer, exchange or encumber the Policy, and maintain its possession, subject only to a Participant’s (or his or her Assignee’s) right under the terms of the Agreement and the Plan to designate or change the Beneficiary or settlement option with respect to the Death Benefit endorsed to the Participant (or his or her Assignee) with respect to such Policy.

Article VIII – Beneficiary’s Death Benefit and Satisfaction of Company’s Obligation

8.1                                 The Participant (or his or her Assignee) shall have the sole right to designate the Beneficiary of the Death Benefit payable with respect to the Policy issued on the Participant’s life and endorsed to the Participant (or his or her Assignee) in accordance with the terms of the Agreement and the Plan. The Beneficiary shall be designated, and may be changed from time to time, in accordance with procedures specified in the Policy or otherwise prescribed by the Insurance Company.  In the event the Participant has not designated a Beneficiary, or if the Participant’s Beneficiary shall have predeceased the Participant, the Death Benefit shall be paid to the Participant’s estate.

8.2                                 Upon the death of a Participant, the Company and the Beneficiary shall take appropriate action to promptly obtain the insurance proceeds payable under the Policy if the Company is the owner of such Policy at such time. The proceeds thereof representing the Death Benefit endorsed to the Participant (or his or her Assignee), as set forth in

Article VI, shall be paid to the Beneficiary in accordance with the Participant’s (or his or her Assignee’s) designation, the Beneficiary’s instructions and the terms of the Policy.  The balance of such proceeds, if any, shall be paid to the Company in a single sum.

8.3                                 The Company’s Obligation existing at the Participant’s death, if any, shall be reduced to the extent the Death Benefit is paid to the Participant’s (or his or her Assignee’s) Beneficiary.  In the event the Company’s Obligation existing at the Participant’s death, if any, is not fully extinguished as a result of the payment of the Death Benefit, the Company shall pay the Participant’s (or his or her Assignee’s) Beneficiary from its own assets the balance of the Company’s Obligation.  In addition, to the extent the Beneficiary realizes taxable income by reason of the receipt from the Participant’s Employer or former Employer, or the Company of the Company’s assets in satisfaction of the balance of the Company’s Obligation, the Employer will fully gross up the amount thereof to cover all applicable national, federal, state, provincial and local income taxes and withholdings thereon.  The gross up shall be computed on the basis of the highest then applicable income tax and withholding rates and shall take into account and include the income taxes and withholdings paid by an Employer.  The Employer will furnish the Beneficiary with an appropriate statement of the amount of such income reportable by the Beneficiary for national, federal, state, provincial and local income tax purposes.

8.4                                 Neither the Company nor any Employer shall have any obligation or responsibility with respect to any estate, gift or transfer tax liability or adverse estate, gift or transfer tax consequences resulting from the payment of the Death Benefit or the Company’s Obligation to the Participant’s (or his or her Assignee’s) Beneficiary and the Participant (or his or her Assignee) shall be solely responsible for any such estate, gift or transfer tax liability or other adverse estate, gift or transfer tax consequence resulting from such payment.

Article IX - Retirement or Other Termination of Employment

9.1                                 If a Participant’s Termination Date occurs by reason of the Participant’s Retirement or Disability, the occurrence of such Termination Date shall not cause the Agreement to be terminated.

9.2                                 If a Participant’s Termination Date occurs for any reason other than the Participant’s Retirement, Disability, or death, the Company’s Obligation and the obligations of the Company and the Employer under the terms of the Plan and the Agreement with such Participant (or his or her Assignee) to provide the Death Benefit shall terminate effective as of the Participant’s Termination Date, and thereafter the Company and the Employer shall be under no further obligation to make premium payments or to take any other action to maintain the Policy in force or to preserve the Policy’s Death Benefit in any manner.

9.3                                 In the circumstances described in paragraph 9.2, above, the Participant (or his or her Assignee) may elect, by written notice to the Administrator given no later than 30 days after such Termination Date, to acquire the Policy from the Company at its fair market value, whereupon the Participant (or his or her Assignee) will assume full responsibility for the payment of all future premiums.  The fair market value of the Policy will be determined in accordance with applicable Internal Revenue Service rules, and will generally be the cash value of the Policy, without reduction for any surrender charges.

Article X – Transfer of Policy

10.1                           Notwithstanding paragraph 9.1 to the contrary, the Company shall transfer the ownership of the Policy insuring a Non-U.S. Retiree’s life to such Non-U.S. Retiree (or his or her Assignee) on such Non-U.S. Retiree’s Distribution Date whereupon the Company and the Employer shall be under no further obligation to make premium payments or to take any other action to maintain the Policy in force or preserve the Policy’s Death Benefit in any manner.  Notwithstanding paragraph 8.3 to the contrary, the Company’s Obligation shall be fully extinguished and the obligations of the Company and the Employer under the terms of the Plan and the Agreement with such Non-U.S. Retiree (or his or her Assignee) to provide the Death Benefit shall terminate if the current accumulation value of the transferred Policy at the Distribution Date is sufficient at then current mortality charges and a guaranteed 4% crediting rate to keep such Policy in force until the date such Non-U.S. Retiree reaches age 100 (the maturity age of the Policy) in an amount at least equal to the Death Benefit.  If the current accumulation value of the transferred Policy at the Distribution Date is not sufficient at then current mortality charges and a guaranteed 4% crediting rate to keep such Policy in force until the date such Non-U.S. Retiree reaches age 100 (the maturity age of the Policy) in an amount at least equal to the Death Benefit, then the Company’s Obligation shall be reduced to an amount equal to the difference between the Company’s Obligation immediately prior to the transfer of such Policy and the amount of Death Benefit supported by the transferred Policy’s current accumulation value at the Distribution Date.

10.2                           In the event the Company transfers the ownership of a Policy to a Non-U.S. Retiree (or his or her Assignee) pursuant to paragraph 10.1 above and the Non-U.S. Retiree insured by such Policy realizes taxable income by reason of the transferred Policy, the Employer will fully gross up the amount thereof to cover all applicable national, federal, state, provincial and local income taxes and withholdings thereon.  The gross up shall be computed on the basis of the highest then applicable income tax and withholding rates and shall take into account and include the income taxes and withholdings paid by the Employer. The Employer will furnish the Non-U.S. Retiree with an appropriate statement of the amount of such income reportable by the Non-U.S. Retiree for national, federal, state, provincial and local income tax purposes.

10.3                           Neither the Company nor any Employer shall have any obligation or responsibility with respect to any estate, gift or transfer tax liability or adverse estate, gift or transfer tax consequences resulting from the transfer of a Policy to any Participant (or his or her Assignee) and the Participant (or his or her Assignee) shall be solely responsible for any such estate, gift or transfer tax liability or other adverse estate, gift or transfer tax consequence resulting from such transfer.

Article XI – Assignment by Participant

11.1                           Notwithstanding any provision hereof to the contrary, coincident with his or her participation in the Plan or on any date thereafter, a Participant shall have the right to absolutely and irrevocably assign by gift to an Assignee all or any portion of his or her right, title and interest in and to the Company’s Obligation and in and to the Death Benefit payable with respect to a Policy on such Participant’s life.  This right shall be exercisable by having the Assignee execute the Agreement with the Company on behalf of the Participant in the form attached hereto as Exhibit A-1.  Upon the execution of such Agreement by the Assignee and the Company, the Company shall thereafter treat the Participant’s Assignee as the sole owner of all of the Participant’s right, title and interest in and to the Company’s Obligation and in and to the Death Benefit provided under this Plan.  Thereupon and thereafter, the Participant shall have no right, title or interest in and to the Company’s Obligation or in and to the Death Benefit provided for in this Plan, the Agreement or the Policy, all such rights being vested in and exercisable only by such Assignee.

Article XII - Plan Termination

12.1                           The Company reserves the right to unilaterally discontinue or suspend the Employers’ payment of premiums under the Plan at any time or to terminate the Plan at any time. The Plan shall terminate upon the total cessation of the business of the Company or upon the bankruptcy, receivership or dissolution of the Company.

12.2                           Upon termination of the Plan or the complete discontinuance of the payment of premiums under the Plan, the Company shall be entitled to take whatever actions it desires, in its sole and absolute discretion, with respect to each Policy under the Plan; provided, however, the Company’s Obligation with respect to each such Participant (or his or her Assignee) shall survive such Plan termination or discontinuance of premium payments.

Article XIII - Plan Amendments

13.1                           Except as may be otherwise expressly limited in a Participant’s Agreement, the Company reserves the right to amend the Plan in any respect and at any time and from time to time. However, the Company shall not amend the Plan in any manner, or take or omit any other action, that has the effect of reducing the amount of the Company’s Obligation to a Participant (or his or her Assignee) without the Participant’s (or his or her Assignee’s) express written consent.

Article XIV - Insurance Company

14.1                           The Insurance Company will be fully discharged from its obligations under the Policy by its payment of the Policy death benefit to the beneficiary(ies) designated in the Policy, subject to the terms of the Policy. The Insurance Company will not, in any event, be considered a party to this Plan or to any Agreement, or to any modification or amendment of the Plan or any Agreement.

Article XV - Administration and Claims

15.1                           The following provisions of this paragraph 15.1 shall apply if and only if the Plan is determined to constitute an employee welfare benefit plan under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”):

(a)                                  The Plan shall be administered by the Administrator, and the Administrator shall have full discretionary authority and responsibility for the operation and management of the Plan, including the interpretation of the Plan and any Agreement thereunder.

(b)                                 The named fiduciary or fiduciaries are the Company and/or one or more officers or employees of the Company duly appointed to exercise fiduciary authority and responsibility with respect to the Plan.

(c)                                  The funding policy under this Plan anticipates that all premiums on each Policy shall be remitted by the Employer(s) to the Insurance Company when due, and all benefits under the Plan shall be provided pursuant to a contract or contracts with any insurance company or companies authorized to do business in the state of Ohio, as selected by the Company.

(d)                                 Direct payment by the Insurance Company is the primary basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

(e)                                  The claims procedure of the Plan shall be as follows:

(i)                                     The Owner of a Policy, a Beneficiary, or a duly authorized representative thereof may make a claim for benefits by filing a claim with the Administrator on a form made available for that purpose. The Administrator shall make the initial determination as to the treatment of the claim and give the claimant notice thereof within 90 days after receipt of the claim. If for any reason a claim for benefits under this Plan is denied by the Administrator, it shall deliver to the claimant a written explanation setting forth the specific reason for the denial, pertinent references to the Plan provision on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of the claim, all written in a manner calculated to be understood by the claimant. For this purpose:

(A)                              The claimant’s claim shall be deemed filed when presented in writing to the Administrator.

(B)                                The Administrator’s determination and explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

(ii)                                  The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Company a written request for review of the denial. For such review, the claimant or a representative thereof may submit pertinent documents and written issues and comments.

(iii)                               The Company shall decide the issue on review and furnish the claimant with a copy of its determination within 60 days of receipt of the claimant’s request for review of the claim. The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific reference to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not furnished to the claimant within such 60-day period, the claim shall be deemed denied on review.

Article XVI - Miscellaneous

16.1                           The Plan Documents shall constitute the entire documentation of the Plan. No representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation to the subject matter hereof, other than those set forth in the Plan Documents, shall be valid.

16.2                           The Plan and the Plan Documents shall not constitute an inducement or consideration for the employment of any Non-U.S. Employee or Participant and shall not give any Non-U.S. Employee or Participant any right to be retained in the employ of any Employer, and each Employer hereby retains the right to discharge any Non-U.S.

Employee or Participant at any time, in accordance with the personnel policies of the Employer, or as provided in any employment agreement between the Employer and the Non-U.S. Employee or Participant.

16.3                           This Plan shall be binding upon and inure to the benefit of each Participant, and his or her heirs, successors, assigns, and personal representatives, and the Company and each Employer, and their respective successors and assigns.

16.4                           In the event that any part of this Plan shall be deemed invalid for any reason, such invalidity shall not affect the remainder of this Plan, which shall remain valid and binding upon all interested parties and enforceable in accordance with its terms.

16.5                                 Except where otherwise indicated by the context, any use of the masculine gender herein shall also refer to the feminine and vice versa, and the use of any term herein in the singular shall also, where appropriate, include the plural and vice versa.

16.6                           Except as otherwise required by the laws of the United States of America, the Plan Documents shall be construed in accordance with and governed by the laws of the state of Ohio.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed by its duly authorized officer(s) on this                 day of                           , 2004.

OWENS-ILLINOIS, INC.

	By:	/s/ Thomas L. Young
Thomas L. Young
Attest:		Executive Vice President and
Chief Financial Officer
/s/ James W. Baehren
James W. Baehren
Senior Vice President,
Chief Administrative Officer and
General Counsel

OWENS-ILLINOIS

2004 EXECUTIVE LIFE INSURANCE PLAN FOR NON-U.S. EMPLOYEES

PARTICIPATION AGREEMENT

(Exhibit A to the

Owens-Illinois 2004 Executive Life Insurance Plan for Non-U.S. Employees)

This Participation Agreement (the “Agreement”) is made by and between Owens-Illinois, Inc. (the “Company”) and                                                                                      (the “Participant”), pursuant to the Owens-Illinois 2004 Executive Life Insurance Plan for Non-U.S. Employees (the “Plan”).  The Company has selected Jefferson-Pilot Life Insurance Company (the “Insurance Company” or “Jefferson Pilot”) to provide life insurance protection (the “Policy”) in accordance with the terms of the Plan.  The Company requests that Jefferson Pilot retain a copy of this Agreement with the Policy.

Jefferson Pilot Policy Number	Participant

The Participant designates the following as the Beneficiary of the Death Benefit.

{Beneficiary:

{Relationship:                                                }

}

{Address:                                                            }

{

{Tax ID (Social Security) Number}

}
{ }	{ }

IT IS AGREED:

A.                                   By executing this Agreement, the Participant agrees and acknowledges that any existing Death Benefit Only Agreement he or she has entered into with the Company is now hereby terminated and that any obligations of the Company under said Death Benefit Only Agreement are being replaced by the Company’s Obligation under the Plan and this Participation Agreement.

B.                                     All of the terms, provisions, and conditions of the Plan are hereby incorporated into this Agreement.  Capitalized terms defined in the Plan and not otherwise defined in this Agreement shall have the meaning assigned in the Plan.

C.                                     Commencing on                                   , the Participant agrees to participate in the Plan and become subject to its terms, and the Company agrees that the Participant’s Employer(s) or former Employer(s) will contribute premiums in accordance with the Plan for the period of time and in the amounts determined thereunder. Both parties to this

Agreement understand that benefits under the Plan shall be provided by the above identified Policy issued or to be issued by the Insurance Company.

D.                                    Notwithstanding the foregoing provisions of this Agreement or any contrary provisions of the Plan, the Company agrees that at any time while this Agreement remains in effect before the Participant’s Termination Date, or on or after the Participant’s Termination Date if such Termination Date occurred by reason of the Participant’s Retirement or Disability, or in the case of a Non-U.S. Retiree on the Effective Date, the Death Benefit payable to the Beneficiary shall equal $                                               ;

E.                                      The Company shall be the sole owner of the Policy, but by executing this Agreement the Company hereby irrevocably endorses to the Participant the Death Benefit under the Policy as described in paragraph D above.  During such time as the Company is the owner of the Policy, the Company will be entitled to receive the amount of any death benefit paid under the Policy in excess of the Death Benefit payable to the Beneficiary.  If the Participant terminates his or her employment by reason of his or her Retirement or Disability, or if the Participant is a Non-U.S. Retiree on the Effective Date, the Company will transfer the ownership of the Policy to the Participant on his or her Distribution Date. If the Participant terminates his or her employment for reasons other than Retirement or Disability, the Participant shall have the right to acquire the Policy from the Company for its then current fair market value and to pay all future premiums thereon.

F.                                      The Participant’s Employer(s) or former Employer(s) will fully gross up any taxable income realized by the Participant that is attributable to the economic benefits received from the endorsed Death Benefit and the value of a Policy transferred to the Participant pursuant to paragraph E above to cover all applicable national, federal, state, provincial and local income taxes and withholdings thereon.  The gross up shall be computed on the basis of the highest then applicable income tax and withholding rates and shall take into account and include the income taxes and withholdings paid by an Employer.

G.                                     This Agreement may be amended only by the mutual written consent of the Company and the Participant.

H.                                    This Agreement shall remain in effect from its effective date until the death of the Participant, unless terminated earlier in connection with the Participant’s termination of employment for any reason other than Retirement or Disability, as provided in the Plan, or until the transfer by the Company of the ownership of the Policy to the Participant pursuant to paragraph E above.

I.                                         The Company’s Obligation to the Participant shall continue notwithstanding the termination of the Plan, the Company’s discontinuance of the payment of premiums under the Plan, or the cancellation, lapse, or surrender of the Policy for any reason, unless the Participant’s Termination Date occurs for any reason other than Retirement, Disability or death, or until the Company transfers ownership of the Policy to the Participant, in which case the Company’s Obligation shall be reduced by the amount of Death Benefit supported by such Policy at the time of the transfer.

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Dated as of the             day of                                          , 20         .

PARTICIPANT:	OWENS-ILLINOIS, INC.

By:

Name	Name

Social Security Number	Tax ID Number:

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OWENS-ILLINOIS

2004 EXECUTIVE LIFE INSURANCE PLAN FOR NON-U.S. EMPLOYEES

PARTICIPATION AGREEMENT

(Exhibit A-1 to the

Owens-Illinois 2004 Executive Life Insurance Plan for Non-U.S. Employees)

This Participation Agreement (the “Agreement”) is made by and between Owens-Illinois, Inc. (the “Company”) and                                                      (the “Assignee”) as the Assignee  and designated Beneficiary of                                     (the “Participant”), pursuant to the Owens-Illinois 2004 Executive Life Insurance Plan for Non-U.S. Employees (the “Plan”).  The Company has selected Jefferson-Pilot Life Insurance Company (the “Insurance Company” or “Jefferson Pilot”) to provide life insurance protection (the “Policy”) in accordance with the terms of the Plan.  The Company requests that Jefferson Pilot retain a copy of this Agreement with the Policy.

Jefferson Pilot Policy Number	Participant

The Assignee hereby designates himself/herself/itself as the Beneficiary of the Death Benefit.

IT IS AGREED:

A.                                   By executing this Agreement, the Assignee agrees and acknowledges that any existing Death Benefit Only Agreement the Participant entered into with the Company is now hereby terminated and that any obligations of the Company’s under said Death Benefit Only Agreement are being replaced by the Company’s Obligation under the Plan and this Participation Agreement.

B.                                     All of the terms, provisions, and conditions of the Plan are hereby incorporated into this Agreement.  Capitalized terms defined in the Plan and not otherwise defined in this Agreement shall have the meaning assigned in the Plan.

C.                                     Commencing on                                        , the Assignee agrees to participate in the Plan and become subject to its terms, and the Company agrees that the Participant’s Employer(s) or former Employer(s) will contribute premiums in accordance with the Plan for the period of time and in the amounts determined thereunder. Both parties to this Agreement understand that benefits under the Plan shall be provided by the above identified Policy issued or to be issued by the Insurance Company.

D.                                    Notwithstanding the foregoing provisions of this Agreement or any contrary provisions of the Plan, the Company agrees that at any time while this Agreement remains in effect before the Participant’s Termination Date, or on or after the Participant’s Termination Date if such Termination Date occurred by reason of the Participant’s Retirement or

Disability, or in the case of a Non-U.S. Retiree on the Effective Date, the Death Benefit payable to the Beneficiary shall equal $                                  .

E.                                      The Company shall be the sole owner of the Policy, but by executing this Agreement the Company hereby irrevocably endorses to the Assignee the Death Benefit under the Policy as described in paragraph D above and acknowledges and accepts the Participant’s irrevocable assignment of his or her interest in the Company’s Obligation to the Assignee. During such time as the Company is the owner of the Policy, the Company will be entitled to receive the amount of any death benefit paid under the Policy in excess of the Death Benefit payable to the Beneficiary.  If the Participant terminates his or her employment by reason of his or her Retirement or Disability, or if the Participant is a Non-U.S. Retiree on the Effective Date, the Company will transfer the ownership of the Policy to the Assignee on the Participant’s Distribution Date. If the Participant terminates his or her employment for reasons other than Retirement or Disability, the Assignee shall have the right to acquire the Policy from the Company for its then current fair market value and to pay all future premiums thereon.

F.                                      The Participant’s Employer(s) or former Employer(s) will fully gross up any taxable income realized by the Participant that is attributable to the economic benefits received from the endorsed Death Benefit and the value of a Policy transferred to the Assignee pursuant to paragraph E above to cover all applicable national, federal, state, provincial and local income taxes and withholdings thereon.  The gross up shall be computed on the basis of the highest then applicable income tax and withholding rates and shall take into account and include the income taxes and withholdings paid by an Employer.  Neither the Company nor the Participant’s Employer(s) or former Employer(s) shall have any obligation or responsibility with respect to any estate, gift or transfer tax liability or other adverse estate, gift or transfer tax consequences with respect to the payment of premiums on the Policy or the transfer of the Policy to the Assignee pursuant to paragraph E above.

G.                                     This Agreement may be amended only by the mutual written consent of the Company and the Assignee.

H.                                    This Agreement shall remain in effect from its effective date until the death of the Participant, unless terminated earlier in connection with the Participant’s termination of employment for any reason other than Retirement or Disability, as provided in the Plan, or until the transfer by the Company of the ownership of the Policy to the Assignee pursuant to paragraph E above.

I.                                         The Company’s Obligation to the Assignee shall continue notwithstanding the termination of the Plan, the Company’s discontinuance of the payment of premiums under the Plan, or the cancellation, lapse, or surrender of the Policy for any reason, unless the Participant’s Termination Date occurs for any reason other than Retirement, Disability or death, or until the Company transfers ownership of the Policy to the Assignee, in which case the Company’s Obligation shall be reduced by the amount of Death Benefit supported by such Policy at the time of the transfer.

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Dated as of the               day of                                              , 20        .

ASSIGNEE:	OWENS-ILLINOIS, INC.

By:

Name	Name

Address	Tax ID Number:

Social Security Number

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